Exhibit 99.10

CONSENT TO REFERENCE IN PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS

June 25, 2024

Learn SPAC HoldCo, Inc. (the “Company”) is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus included in such Registration Statement as a future member of the board of directors of the Company.

Sincerely,
By: /s/ Michael Amalfitano
Name: Michael Amalfitano